EXHIBIT 99.1

The Joint Corp. Provides 2019 Metrics and New Clinic Guidance for 2020

- Grows System-Wide Sales 33% Annually, Compared to 2018 -
- Increases Franchise Licenses Sales to 126, Up from 99 in 2018 -

SCOTTSDALE, Ariz., Jan. 09, 2020 (GLOBE NEWSWIRE) -- The Joint Corp. (NASDAQ: JYNT), a national operator, manager and franchisor of chiropractic clinics, provided metrics for the year ended 2019 and established new clinic guidance for 2020.

2019 Full Year Highlights Compared to 2018

  Performed 7.7 million patient visits, up from 6.0 million in 2018.
  Treated 585,000 new patients, up from 435,000 in 2018.
  Increased system-wide sales1 33% in 2019 from 2018, up from a 30% increase in 2018 from 2017.
  Achieved comp sales2 of 25%, consistent with 2018 growth.
  Sold 126 franchise licenses, compared to 99 in 2018.
  Grew total clinics to 513 at December 31, 2019, 453 franchised and 60 company-owned or managed, up from 442 at December 31, 2018. During 2019, the company opened 71 franchises and 5 greenfield clinics, acquired 8 franchised clinics and closed 5 clinics.

2020 New Clinic Guidance
In 2020, the company expects to

  Open 80 to 90 franchised clinics, up from 71 in 2019 and 47 in 2018, and
  Increase company-owned or managed portfolio clinics by 16 to 20 through new greenfield clinics and franchised clinic buybacks, up from 13 in 2019 and 1 in 2018.

“Our marketing campaigns, sales promotions and growing brand recognition are driving continued interest in our effective, affordable and accessible chiropractic care, which translated into strong 2019 metrics,” stated Peter D. Holt, President and Chief Executive Officer of The Joint Corp. “Looking ahead to 2020, we believe our business momentum will continue to accelerate, yielding an increasing clinic count, continued strong comp sales and improved clinic operations.”

About The Joint Corp. (NASDAQ: JYNT)
The Joint Corp. (NASDAQ: JYNT) is revolutionizing access to chiropractic care by making quality care convenient and affordable, while eliminating the need for insurance, for millions of patients seeking pain relief and ongoing wellness. With over 7 million patient visits annually, The Joint is a key leader in the chiropractic industry and has more than 500 franchised and company-owned/managed locations nationwide.  An innovative force, where healthcare meets retail, The Joint Chiropractic was named one of the “Top 200+ Franchises” by Franchise Times and ranked number 109 on Entrepreneur magazine’s Franchise 500® list. For more information, visit www.thejoint.com. To learn about franchise opportunities, visit www.thejointfranchise.com.

Business Structure
The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Washington, West Virginia and Wyoming, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our failure to develop or acquire company-owned or managed clinics as rapidly as we intend, our failure to profitably operate company-owned or managed clinics, and the factors described in “Risk Factors” in our Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2018 and as described in any “Risk Factors” in Quarterly Reports on Form 10-Q as filed with the SEC for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019.  Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Media Contact: Margie Wojciechowski, The Joint Corp., margie.wojciechowski@thejoint.com
Investor Contact: Kirsten Chapman, LHA Investor Relations, 415-433-3777, thejoint@lhai.com

1 System-wide sales include sales at all clinics, whether operated by the Company or by franchisees. While franchised sales are not recorded as revenues by the Company, management believes the information is important in understanding the Company’s financial performance, because these sales are the basis on which the Company calculates and records royalty fees and are indicative of the financial health of the franchisee base.

2 Comp sales include the sales from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed, respectively.